UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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DELMAR PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DelMar Pharmaceuticals, Inc.

12707 High Bluff Dr., Suite 200

San Diego, California 92130

(858) 350-4364

PROXY STATEMENT SUPPLEMENT NO. 2

Annual Meeting of Stockholders

June 11, 2020

The following information supplements and should be read in conjunction with the original proxy statement dated June 2, 2020 and proxy statement supplement dated June 5, 2020 of DelMar Pharmaceuticals, Inc. (“DelMar”), both of which were mailed to stockholders on or about June 8, 2020 (collectively, the “Proxy Statement”). This information was inadvertently omitted from the Proxy Statement. Terms defined in the Proxy Statement have the same meaning herein, unless the context otherwise requires.

SUPPLEMENTAL DISCLOSURE

DelMar is providing this supplement to reflect the following updates to the disclosure in the Proxy Statement:

Ernst & Young LLP’s (“E&Y”) report on DelMar’s consolidated financial statements for the fiscal year ended June 30, 2018 contained a paragraph stating that there was substantial doubt about DelMar’s ability to continue as a going concern. E&Y’s reports on DelMar’s consolidated financial statements for each of the two most recent fiscal years ended June 30, 2019 and June 30, 2018 did not contain an adverse opinion or a disclaimer of opinion, and neither such report was qualified or modified as to uncertainty, audit scope or accounting principle.

DelMar has provided E&Y with a copy of the above disclosures.